Exhibit 99.1

Key Statistics:

(Data as of 06.30.15)

Total Assets (in $ millions) $6,134 Common BV/Share $22.15 Tangible BV/Share $13.65

Stock Price $29.59 Market Cap (in $ millions) $1,030 Dividend Yield (annualized) 2.43% Price/Earnings (LTM) 15.5

Profile:

S&T Bancorp, Inc. is a $6.1 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA. Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 63 branch offices that provide a full range of financial services to individuals and businesses in 16 southwestern and southcentral Pennsylvania counties. Additionally, S&T has loan production offices in northeast and central Ohio, and western New York.

63 Branches in 16 Pennsylvania Counties &

3	Loan Production Offices in Ohio and New York

Investment Thesis:

Above peer performance Strategic and effective mergers and expansion Demonstrated expense discipline and efficiency Organic growth Excellent asset quality Stable regional economy with long term oil and gas benefit

Recent Mergers and Expansions: March 23, 2015

S&T Bank loan production office opens to service western New York. March 4, 2015

S&T Bancorp merges with Integrity Bancshares in southcentral PA, adding 8 offices in 4 counties, $789 million in loans, and $722 million in deposits.

June 18, 2014

S&T Bank branch opens in State College, PA.

January 21, 2014

S&T Bank loan production office opens to service central Ohio.

Total Annualized Shareholder Return

Includes reinvested dividends (Data as of 06.30.15)

1 YR 3 YR 5 YR 10 YR STBA 22.28% 20.40% 11.65% 1.27% NASDAQ Bank 12.91% 19.83% 13.78% 1.85% KRX-Dow Jones KBW Regional Bank 15.70% 19.34% 15.81% NA S&P 500 7.42% 17.27% 17.31% 7.88%

Source: Bloomberg

Columbus

Akron

State College Pittsburgh Harrisburg

Rochester

S&T Bank Loan Production Offices

MEMBER FDIC

S&T Bancorp Inc.

STBA
NASDAQ LISTED

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President,
Chief Financial Officer

David G. Antolik
Senior Executive Vice President,
Chief Lending Officer

David P. Ruddock
Senior Executive Vice President,
Chief Operating Officer

Rebecca A. Stapleton
Senior Executive Vice President,
Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2015.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Piper Jaffray
Matthew Breese • 207.233.4399
matthew.m.breese@pjc.com

Raymond James
William Wallace • 301.657.1548
william.wallace@raymondjames.com

RBC Capital Markets
Jake Civiello • 617.725.2152
jake.civiello@rbccm.com

Financial Highlights:

	2015 *Second Quarter*	2015 *First Quarter*	2014 *Full Year*	2013 *Full Year*
Net Income (in $ thousands)	$18,188	$12,835	$57,910	$50,539
Diluted Earnings per Share	$0.52	$0.41	$1.95	$1.70
Dividends Declared per Share	$0.18	$0.18	$0.68	$0.61
Total Assets (in $ millions)	$6,134	$5,971	$4,965	$4,533
Total Loans (in $ millions)	$4,812	$4,690	$3,872	$3,568
Total Deposits (in $ millions)	$4,859	$4,829	$3,909	$3,672
Return on Average Assets (annualized)	1.21%	0.99%	1.22%	1.12%
Return on Average Equity (annualized)	9.52%	7.85%	9.71%	9.21%
Return on Tangible Equity (annualized)	15.79%	11.80%	14.02%	13.94 %
Net Interest Margin (FTE) (annualized)	3.67%	3.48%	3.50%	3.50%
Nonperforming Assets/Loans + OREO	0.41%	0.41%	0.33%	0.64%
Allowance for Loan Losses/Total Loans	1.02%	1.03%	1.24%	1.30%
Net Loan Charge-offs (annualized) / Average Loans	0.11%	0.10%	0.00%	0.25%
Risk-based Capital - Total	11.48%	11.86%	14.27%	14.36%
Tangible Common Equity/Tangible Assets	8.14%	8.22%	9.00%	9.03%

Our Reputation Speaks for Itself...

- Named to the prestigous ***Sandler O'Neill Sm-All Stars Class of 2013 and 2014.***
- ***Superior Customer Service***
  Consistently ranked high in customer satisfaction.
- ***American Heart Association***
  S&T recognized as a Gold Level Fit-Friendly Worksite in 2014.

S&T Bank
One customer at a time.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.